Exhibit 10(a)

AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of the 19th day of February, 2009 between Rex Radio and Television, Inc., an Ohio corporation (the “Corporation”), and David L. Bearden (“Employee”).

Recitals

      A. The Corporation and Employee entered into an Employment Agreement dated October 11, 2005, as amended by Amendment No. 1 to Employment Agreement dated December 10, 2007 and Amendment No. 2 to Employment Agreement dated March 6, 2008 (the “Agreement”).

      B. The Corporation and Employee desire to amend the terms and conditions of the Agreement as described herein.

      NOW, THEREFORE, the Corporation and Employee hereby amend the Agreement as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Agreement.

2. Amendment of Section 4.3. Section 4.3 of the Agreement is hereby amended by deleting existing Section 4.3 in its entirety and replacing it with the following:

“4.3 Transition Bonus. In consideration of Employee assisting the Corporation in transitioning operational control of retail stores to Appliance Direct, Inc. pursuant to the Agreement dated January 29, 2009, Employee shall be entitled to a one-time cash bonus of One Million Dollars ($1,000,000) upon completion of such transition as determined by the Chief Executive Officer of the Corporation in his sole discretion. The Chief Executive Officer shall determine whether such transition has been completed on or before June 30, 2009. The bonus shall be paid seven (7) days following the CEO’s determination. As a condition to payment of the bonus, Employee shall have executed and delivered to the Corporation the Employment Severance Agreement and Release of Claims in the form attached hereto as Exhibit A.”

3. Effect of Amended Section 4.3. The transition bonus in Section 4.3 as amended hereby replaces any annual cash bonus for fiscal year ended January 31, 2009 and beyond and the Change of Ownership Award provided for in prior Section 4.3.

4. Deletion of Section 6.2. Section 6.2 of the Agreement is deleted in its entirety.

5. Amendment of Section 6.3. Section 6.3 of the Agreement is amended by deleting the phrase “other than without cause as provided in Section 6.2” in the first sentence.

6. Deletion of Section 6.4. Section 6.4 of the Agreement is deleted in its entirety.

7. Effectiveness. This Amendment shall be effective as of the date first written above. Except as specifically amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

8. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

REX RADIO AND TELEVISION, INC.

By:
Stuart A. Rose
Chief Executive Officer

EMPLOYEE

David L. Bearden

EXHIBIT A

EMPLOYMENT SEVERANCE AGREEMENT AND
RELEASE OF CLAIMS

      This Employment Severance Agreement and Release of Claims (hereinafter referred to as the “Agreement”) is made and entered into by and between David L. Bearden, on behalf of himself individually, and on behalf of his heirs, executors, administrators, representatives, agents, attorneys and assigns (hereinafter collectively referred to as “Employee”) and Rex Radio and Television, Inc., on behalf of its past and present officers, directors, partners, associates, employees, agents, shareholders, representatives, attorneys and assigns (hereinafter collectively referred to as “Employer”).

     In consideration of the mutual promises herein contained, the parties agree as follows:

      1. Resignation. Employee has been employed by Employer since October 11, 2005 pursuant to the terms and conditions of an Employment Agreement between Employee and Employer, as amended by that certain Amendment No. 1 to Employment Agreement dated December 10, 2007, that certain Amendment No. 2 to Employment Agreement dated March 6, 2008 and that certain Amendment No. 3 to Employment Agreement dated February 19, 2009 (collectively, the “Employment Agreement”). Employee and Employer have agreed that Employee shall resign from his employment with Employer effective ______________, 2009 (“Employee’s Termination Date”). As of Employee’s Termination Date, Employee will no longer be required to perform any services or report to work at Employer and will not be considered an employee of Employer for any purpose or under any circumstance, including in the event Employee exercises his right to rescind this Agreement under Section 6 below.

      2. Payment. Upon the Effective Date (as defined in Section 6 below) of this Agreement, Employer shall pay to Employee the sum of $1,000,000 (the “Transition Bonus”) as

provided in the Employment Agreement. All applicable federal, state and local taxes will be deducted from the Transition Bonus at the regular rate.

     3. Additional Consideration. Employee acknowledges that, in exchange for a waiver of any potential claims under the Age Discrimination in Employment Act as specified in Section 5(b) below, he is receiving consideration in addition to anything of value to which he is entitled.

     4. Insurance. Employer agrees to extend all rights pursuant to the Comprehensive Omnibus Budget Reconciliation Act of 1986, as amended, 29 U.S.C. §§ 1161-1168 (“COBRA”) for a period of eighteen (18) months from Employee’s Termination Date. Payment of all premiums during that period shall be at Employee’s sole cost and expense.

     5. Release. As a material inducement to enter into this Agreement, Employee knowingly and voluntarily releases, acquits and forever discharges Employer and its past and present officers, directors, partners, associates, employees, agents, shareholders, representatives, attorneys and assigns from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature which arise from or are related to his employment with Employer and/or the termination of his employment with Employer that existed on or before the date this Agreement was signed.

     By executing this Agreement, Employee is waiving all claims against Employer and its present officers, directors, partners, associates, employees, agents, shareholders, representatives, attorneys and assigns arising under federal, state and local labor and antidiscrimination laws and any other restriction on Employer’s right to terminate employment, including, without limitation:

(a)	Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000e, et. seq., and 42 U.S.C. § 1981A;

(b)	The Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, 29 U.S.C. § 621, et seq., including The Older Workers Benefit Protection Act, 29 U.S.C. § 626;

(c)	The Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq.;

(d)	The Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq.;

(e)	The Americans with Disabilities Act of 1990, 42 U.S.C. § 12201, et seq.; and

(f)	All applicable local and state statutes, including but not limited to Missouri Revised Statutes § 213.055, et seq.

     For purposes of implementing a full and complete release and discharge, Employee expressly acknowledges that he has not filed and will not file a claim(s) with an administrative agency, including but not limited to, the Equal Employment Opportunity Commission (“EEOC”) and any state or local agency with the same or comparable jurisdiction, with the exception of ADEA claims.

     This Agreement is intended to include within its effect all claims, which exist at the time of execution, respecting events occurring through the date of execution, and this Agreement contemplates the extinguishment of any such claim or claims.

     6. Older Workers Benefit Protection Act. YOU WILL WANT TO DISCUSS THIS AGREEMENT WITH A LAWYER. PLEASE REVIEW THIS AGREEMENT AND THE NOTICE ATTACHED AS EXHIBIT 1 AND CONSIDER THEM FOR UP TO TWENTY-ONE (21) DAYS. YOU SHOULD THOROUGHLY REVIEW AND UNDERSTAND THE EFFECT OF THIS AGREEMENT BEFORE ACTING UPON IT.

      IF YOU SIGN THIS AGREEMENT, YOU WILL HAVE SEVEN (7) DAYS AFTER YOU HAVE SIGNED TO CHANGE YOUR MIND. IF YOU DECIDE WITHIN THIS SEVEN

(7) DAY PERIOD THAT YOU WILL ACCEPT THE AGREEMENT, YOU MUST SIGN EXHIBIT 1 ATTACHED TO THIS AGREEMENT AND RETURN IT TO EMPLOYER BY CERTIFIED MAIL.

     THIS AGREEMENT WILL NOT BECOME EFFECTIVE UNTIL THE SEVEN (7) DAY PERIOD AFTER YOU HAVE SIGNED THIS AGREEMENT HAS EXPIRED (“THE EFFECTIVE DATE”). UPON THE EFFECTIVE DATE, YOU SHALL RECEIVE PAYMENT AS DESCRIBED IN SECTION 2.

     7. No Reliance. The parties represent to each other that in executing this Agreement they do not rely and have not relied upon any representation or statement not set forth herein made by the other party or by any of the other party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     8. Choice of Law, Venue & Jurisdiction. This Agreement will be governed by and construed and enforced under the laws of the State of Ohio. The parties further consent to the jurisdiction and venue of a court of competent jurisdiction in Montgomery County, Ohio with respect to any dispute or claim arising under this Agreement or relating to the subject matter of this Agreement.

     9. Severability. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     10. Integration. This Agreement sets forth the entire agreement between the parties hereto concerning the subject matter hereof and may not be changed without the written consent of the parties. This Agreement supersedes all prior agreements and understandings concerning the subject matter hereof.

     11. Assignment. This Agreement is intended to be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     12. Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     13. No Admission. Nothing in this Agreement shall be construed as an admission by Employee or Employer of any intentional or unintentional wrongdoing or any violation of any local, state or federal law. Rather, it is understood by the parties that the execution of this Agreement is a voluntary act to provide an amicable conclusion to Employee’s employment with Employer.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates written below.

Employee

David L. Bearden
Execution Date: ___________________________	, 2009

Sworn to and subscribed to in my presence on this _____ day of _____________, 2009.

NOTARY PUBLIC

Employer:

Rex Radio and Television, Inc.

By:
Name:
Title:

Sworn to and subscribed in my presence on this ____ day of ______________, 2009.

NOTARY PUBLIC

EXHIBIT 1

NOTICE OF ACCEPTANCE OF EMPLOYMENT SEVERANCE AGREEMENT

     I, David L. Bearden, signed the Employment Severance Agreement and Release of Claims between myself and Employer on __________________, 2009. Seven (7) days have now passed since my signing of the Employment Severance Agreement and Release of Claims. I have carefully read the Agreement, fully understand the Agreement, and completely accept the Agreement. Upon further reflection during the past seven (7) days, I have decided not to revoke the Employment Severance Agreement and Release of Claims.

Date: _______________________, 2009
David L. Bearden

     Please send payment to the following address:

     _______________________________________

     _______________________________________

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